EXHIBIT 99.2

IonQ Appoints Former EMC Vice Chairman

Bill Teuber to Board of Directors

Teuber brings large-scale enterprise expertise to help drive IonQ’s next phase of growth

COLLEGE PARK, MD - August 28, 2025 - IonQ (NYSE: IONQ), the leader in the quantum computing and quantum networking industries, today announced the appointment of William J. Teuber Jr. to its Board of Directors. Teuber brings over three decades of experience in finance, enterprise technology, and growth investing to the IonQ board.

“As IonQ grows, Bill’s financial expertise and extensive background in scaling technology companies will be key to our next phase of growth,” said Niccolo de Masi, Chairman and CEO of IonQ. “His tenure at EMC brings an invaluable perspective to our strategic and operational priorities.”

Teuber currently serves as Senior Operating Principal at Bridge Growth Partners, a private equity firm focused on technology. He previously held numerous senior leadership positions at EMC, including Vice Chairman, Chief Financial Officer, Executive Vice President, and Global Head of Sales.

Prior to EMC, Teuber was a Partner at Coopers & Lybrand (now PricewaterhouseCoopers). He served on the Board of Directors of Popular, Inc., the holding company of Banco Popular of Puerto Rico for 15 years, the last eight of which he was also the Lead Director. In addition, he served as a member of the Board of Directors and Lead Independent Director at Inovalon Holdings, a leading healthcare technology company, prior to its sale to a group of private equity investors in 2021. Teuber currently serves on the Board of Directors at Senga, a technology-enabled logistics start-up. He holds an MBA degree from Babson College, an MS in Taxation from Bentley College, and a BA in English from The College of the Holy Cross.

“IonQ is the combined leader in quantum computing and quantum networking because it has visionary technology, world-class leadership, and strong government and global commercial impact,” said Teuber. “I’m excited to support the company’s mission and help guide its long-term strategy.”

Teuber’s appointment underscores IonQ’s commitment to assemble a world-class team and board with deep technology and financial expertise, in support of its roadmap to build quantum systems with 2 million qubits by 2030 and unlock breakthroughs across fields such as healthcare, manufacturing, finance, logistics, and national security.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the leading commercial quantum computing and quantum networking company, delivering high-performance systems aimed at solving the world’s most complex problems. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems that have been helping customers and partners such as Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results.

The company is accelerating its technology roadmap and intends to deliver the world’s most powerful quantum computers with 2 million qubits by 2030 to accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. IonQ’s advancements in quantum networking also positions the company as a leader in building the quantum internet.

The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including but not limited to the terms “accelerating,” “advancements,” “building,” “continues,” “deepening,” “delivering,” “driving,” “expanding,” “growth,” “intends,” “intent,” “ongoing,” “optimizing,” and other similar expressions, are intended to identify forward-looking statements. These statements include those related to the IonQ’s quantum computing capabilities and plans; IonQ’s technology driving commercial quantum advantage in the future; the necessity, effectiveness, and future impacts of IonQ’s offerings available today; and the scalability, fidelity, efficiency, viability, accessibility, effectiveness, importance, reliability, performance, speed, impact, practicality, feasibility, and commercial-readiness of IonQ’s offerings. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: IonQ’s ability to implement its technical roadmap; changes in the competitive industries in which IonQ operates, including development of competing technologies; IonQ’s inability to attract and retain key personnel; or IonQ’s ability to deliver, and customers’ ability to generate, value from IonQ’s offerings. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company's most recent Annual Report on Form 10-K and reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

Contacts

IonQ Media contact:

press@ionq.co

IonQ Investor Contact:

investors@ionq.co